UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 15, 2017

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. Regulation FD Disclosure

Southern First Bancshares, Inc. (the “Company”) periodically conducts meetings with various members of the financial and investing community. In preparation for such meeting to be held on Tuesday, August 15, 2017, the Company is providing a presentation to be used by certain executive officers of the company when they speak to various members of the financial and investing community. The presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The presentation attached as Exhibit 99.1 is deemed “furnished” to the Securities and Exchange Commission (the “SEC”), and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Exhibit
99.1	Presentation given by certain executive officers of Southern First Bancshares, Inc. in preparation for meeting with various members of the financial and investing community on Tuesday, August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ Michael D. Dowling
Name:	Michael D. Dowling
Title:	Chief Financial Officer

August 15, 2017